UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2026

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

 Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Richmond House
12 Par-la-Ville Road
Hamilton HM 08
Bermuda
(Address of principal executive offices, including zip code)

 (441) 295 5950
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of $0.18 each	SIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On September 4, 2026, Signet Jewelers Limited (“Signet” or the “Company”), through its subsidiaries Sterling Jewelers Inc. (“Sterling”) and Zale Delaware, Inc. (“Zale”), entered into a Second Amended and Restated Credit Card Program Agreement (the “Program Agreement”) with Comenity Bank (“Comenity Bank”) and Comenity Capital Bank (“Comenity Capital Bank” and, together with Comenity Bank, “Bread”), each a subsidiary of Bread Financial Holdings, Inc. The Program Agreement amends and restates in their entirety (i) the Amended and Restated Credit Card Program Agreement, dated May 14, 2021, by and between Sterling and Comenity Bank and (ii) the Amended and Restated Private Label Credit Card Program Agreement, dated May 14, 2021, by and between Zale and Comenity Capital Bank, and continues the programs established thereunder as a single combined credit card program (the “Program”).

The Program Agreement has an initial term through December 31, 2035 and, unless terminated earlier by either party, renews for successive two-year terms upon the mutual agreement of the parties.

The Program Agreement provides for, among other things, that Bread will continue to operate a primary source program to issue credit cards to Sterling and Zale customers to be serviced, maintained, administered, collected upon, and promoted in accordance with the terms therein. The Program Agreement includes a signing bonus, which may be repayable under certain conditions if the Program Agreement is terminated. The Program Agreement also includes a profit share component, under which Bread will share with the Company a portion of the profits generated under the Program.

Subject to certain exceptions, including permitting a second look program, during the term of the Program Agreement, Bread will be the exclusive issuer of open-ended credit products (including credit cards) in the United States bearing specified Company trademarks, including trademarks associated with “Kay”, “Jared”, “Zales”, “Banter by Piercing Pagoda”, and other specified regional brands.

The Program Agreement contains customary representations, warranties and covenants. Upon expiration or termination of the Program Agreement by either party, the Company retains the option to purchase, or to arrange the purchase by a third party nominated by the Company of, the Program assets from Bread on customary terms and conditions, at a purchase price equal to the greater of the fair market value and the par value of the accounts and cardholder indebtedness to be purchased.

This description is a summary and does not purport to be a complete description of the Program Agreement. It is qualified in its entirety by the full text of the Program Agreement, which is incorporated herein by reference and will be filed with the Company’s next quarterly report on Form 10-Q.

Item 2.02    Results of Operations and Financial Conditions

On September 9, 2026, the Company issued a press release announcing results for the second quarter ended August 1, 2026. A copy of the press release is attached hereto as Exhibit 99.1 to this Form 8-K.
The information contained in this Item 2.02 and the press release attached to this Current Report on Form 8-K (this “Report”) as Exhibit 99.1 is being furnished. In accordance with General Instruction B.2 of Form 8-K, the information in this Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description of Exhibit
99.1	Press release of Signet Jewelers Limited, dated September 9, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNET JEWELERS LIMITED

Date:	September 9, 2026	By:	/s/ Joan M. Hilson
		Name:	Joan M. Hilson
		Title:	Chief Operating and Financial Officer